As Filed With the Securities and Exchange Commission on June 29, 2005
                                                    Registration No. 333-114097
_______________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                             ______________________

                            Seneca Foods Corporation
             (Exact name of registrant as specified in its charter)


         New York                                          16-0733425
 (State of Incorporation)                  (I.R.S. Employer Identification No.)


                             3736 South Main Street
                             Marion, New York 14505
                                 (315) 926-8100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                _________________

               Seneca Foods, L.L.C. 401(k) Retirement Savings Plan
                            (Full title of the plans)
                                _________________

                                 Kraig H. Kayser
                      President and Chief Executive Officer
                             3736 South Main Street
                             Marion, New York 14505
                                 (315) 926-8100
 (Name, address, including zip code, and telephone number, including area code of agent for service)
                                _________________

                                   Copies to:
                            William I. Schapiro, Esq.
                        Jaeckle Fleischmann & Mugel, LLP
                             800 Fleet Bank Building
                              Twelve Fountain Plaza
                             Buffalo, New York 14202
                                 (716) 856-0600



                          DEREGISTRATION OF SECURITIES

     On March 31, 2004, Seneca Foods Corporation (the "Company") filed a Registration Statement on Form S-8, Registration No. 333-114097 (the "Registration Statement"), for the sale of 40,000 shares of Class A Common Stock of the Company and 10,000 shares of Class B Common Stock of the Company
(collectively, the "Common Stock") under the Seneca Foods, L.L.C. 401(k) Retirement Savings Plan (the "Plan") and an indeterminate amount of interests to be offered or sold pursuant to the Plan.

     The Company merged the Plan into the Seneca Foods Corporation Employees' Savings Plan (the "Merger"). No shares of Common Stock were issued pursuant to the Plan prior to the Merger. The Company files this Post-Effective Amendment No. 1 to deregister all shares of the Common Stock and Plan interests originally registered by the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares of the Common Stock and Plan interests.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Marion, New York, on June 29, 2005.

                                     SENECA FOODS CORPORATION


                                 By: /s/Philip G. Paras
                                     -----------------------------
                                     Philip G. Paras, Chief Financial Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                       Title                           Date
             ---------                                       -----                           ----

_________*_______________
Arthur S. Wolcott                                       Chairman and Director              June 29, 2005

_________*_______________                               President, Chief Executive
Kraig H. Kayser                                         Officer and Director               June 29, 2005

_________*_______________
Philip G. Paras                                         Chief Financial Officer            June 29, 2005

_________*_______________
Jeffrey L. Van Riper                                    Controller and Secretary           June 29, 2005

_________*_______________
Arthur H. Baer                                          Director                           June 29, 2005

_________*_______________
Andrew M. Boas                                          Director                           June 29, 2005

_________*_______________
Robert T. Brady                                         Director                           June 29, 2005

_________*_______________
Douglas F. Brush                                        Director                           June 29, 20054

_________*_______________
G. Brymer Humphreys                                     Director                           June 29, 2005

________________________
Thomas Paulson                                          Director

_________*_______________
Susan W. Stuart                                         Director                           June 29, 2005

_/s/ Kraig H. Kayser_________
* Kraig H. Kayser
Individually and as Attorney-in-Fact